Exhibit 5
Opinion Re:  Legality

Craig A. Huffman, Esquire
Securus Law Group, P.A.
14036 Racetrack Road, Number 243
Tampa, Colorado 33626

January 07, 2016
Board of Directors
FutureLand Corp.
3637 4th Street Suite 330
St. Petersburg, FL

Re:  Registration Statement on Form S-8

Gentlemen:

I am acting as special counsel for FutureLand Corp., a Colorado corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of up to 6,000,000 shares (the "Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock") which the Company intends to offer and sell or grant to participants (as defined) in the Company's "Employees and Consultants Compensation Plan" (the "Plan").  A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.

In rendering the opinion expressed herein, I have reviewed such matters of law as I have deemed necessary and have examined copies of such agreements, instruments, documents and records as I have deemed relevant.  In rendering the opinions expressed herein, I have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon, the legal capacity of all natural persons executing such documents, the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies and the completeness and accuracy of the certificates of public officials which I have examined.  I have made no independent factual investigation with regard to any such matters.

Based upon the foregoing and subject to the qualifications stated herein, it is my opinion that the Shares to be issued, when issued and delivered in accordance with the Plan, will be validly issued, fully paid and non-assessable.  The opinion expressed herein is limited to matters involving the federal laws of the United States and to the corporate laws of the State of Colorado, and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to me therein under the caption "Interests of Named Experts and Counsel."  The opinion expressed herein is rendered solely for your benefit in connection with the transaction described herein.  Except as otherwise provided herein, this opinion may not be used or relied upon by any person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent. I am not presently a shareholder of FutureLand Corp. however, my firm is owed legal fees and may be a recipient of shares from this plan.

Very truly yours

/s/ Craig A. Huffman

Craig A. Huffman